EXHIBIT 11
                UNOCAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                                                          For Three Months
                                                                                                             Ended March 31
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Dollars and shares in thousands, except per share amounts                                              1997                   1996
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Earnings from continuing operations
Per Share Assuming No Dilution (a)
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Earnings from continuing operations ..................................................             $ 187,670              $ 131,261
Preferred stock dividend .............................................................                    --                 (8,969)
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   Earnings from continuing operations
      applicable to common stock .....................................................               187,670                122,292
Weighted average common stock outstanding ............................................               250,510                247,672

         per common share ............................................................             $    0.75              $    0.50
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Loss from discontinued operations
Per Share Assuming No Dilution (a)
Loss applicable to common stock ......................................................             $ (44,243)             $  (7,000)
Weighted average common stock outstanding ............................................               250,510                247,672
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      Loss from discontinued operations
         per common share ............................................................             $   (0.18)             $   (0.03)
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            Net earnings per common share ............................................             $    0.57              $    0.47
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Earnings from continuing operations
Per Share Assuming Full Dilution
Earnings from continuing operations ..................................................             $ 187,670              $ 131,261
Distribution on convertible preferred securities (net of tax) ........................                 5,953                     --
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   Earnings from continuing operations
     applicable to common stock ......................................................               193,623                131,261
Weighted average common stock outstanding ............................................               250,510                247,672
Dilutive common stock equivalents ....................................................                 2,425                  1,656
Conversion of preferred stock ........................................................                    --                 16,667
Conversion of preferred securities ...................................................                12,263                     --
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Weighted average common stock and
    stock equivalents outstanding ....................................................               265,198                265,995
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      Earnings from continuing operations
          per common share ...........................................................             $    0.73              $    0.49

Loss from discontinued operations
Per Share Assuming Full Dilution
Loss applicable to common stock ......................................................             $ (44,243)             $  (7,000)
Weighted average common stock outstanding ............................................               250,510                247,672
Dilutive common stock equivalents ....................................................                 2,425                  1,656
Conversion of preferred stock ........................................................                    --                 16,667
Conversion of preferred securities (b) ...............................................                12,263                     --
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Weighted average common stock and
    stock equivalents outstanding ....................................................               265,198                265,995
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      Loss from discontinued operations
          per common share ...........................................................             $   (0.17)             $   (0.03)
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         Net earnings per common share ...............................................             $    0.56              $    0.46
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(a)  The dilutive effect of common stock equivalents is less than 3 percent.
(b)  The effect of assumed conversion of preferred securities is antidilutive.

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